EXHIBIT 3(B)

                                     Bylaws
                     Community Bankshares of Maryland, Inc.




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                                     BYLAWS

                                       OF

                     COMMUNITY BANKSHARES OF MARYLAND, INC.

                                   ARTICLE I.

                                  Stockholders


Section 1. Annual Meetings.

     The annual meeting of the stockholders of the Corporation shall be held on such date within the month of May as may be fixed from time to time by the Board of Directors. Not less than ten nor more than 90 days' written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article IX hereof. In addition, any publication notice required by law shall be given. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors, and any other business within the power of the corporation. All annual meetings shall be general meetings at which any business may be considered without being specified as a purpose in the notice unless otherwise required by law. If, for any reason other than as described and governed by Article I, Sections 5 and 6 of these Bylaws, and election of directors is not held on the date of the annual meeting, the Board of Directors shall order the election held at a subsequent date, as soon thereafter as practical, and notice thereof shall be given in the manner provided in these Bylaws with respect to a special meeting of the stockholders, except to any extent otherwise required by law.

Section 2. Special Meetings Called by Chairman of the Board,  President or Board
           of Directors.

     At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman of the Board , or by the President, or by the Board of Directors. Not less than three days' nor more than 90 days' written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in Section 1 of Article IX. No business shall be transacted at any special meeting except that specified in the notice.

Section 3. Special Meeting Called by Stockholders.

     Upon the request in writing delivered to the Secretary signed by stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call forthwith a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted upon thereat and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment in advance to the Corporation of such costs, the Secretary shall give not less than ten nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article IX. If, upon payment of such costs the Secretary shall fail to issue a call for such meeting within ten days after the receipt of such payment (unless such failure is excused by law), then the stockholders entitled to cast 25% or more of the outstanding shares entitled to vote may issue such call upon giving not less than ten days' nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article IX.

Section 4. Place of Meetings.

     All meetings of stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may be fixed from time to time by the Board of Directors and designated in the notice.


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Section 5. Quorum.

     At any meeting of stockholders the presence in person or by proxy of stockholders entitled to case a majority of the votes represented by the issued and outstanding stock of the Corporation shall constitute a quorum. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time, but not for a period exceeding 60 days, until a quorum shall attend.

Section 6. Adjourned Meetings.

     A meeting of stockholders convened on the date for which it was called (or one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned from time to time without further notice to a date not more than 120 days after the record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

Section 7. Voting.

     A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Charter. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Article VIII, Section 3 of these Bylaws.

Section 8. Proxies.

     A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing and signed by the stockholder or by his duly authorized attorney-in-fact. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of his co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by an co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with an verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting.

Section 9. Order of Business.

     At all meetings of stockholders, any stockholder, present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

     (1) Organization.

     (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

     (3)  Submission  by  Secretary  of  the   Corporation  of  a  list  of  the
stockholders entitled to vote, present in person or by proxy.

     (4) A reading of unapproved minutes of preceding meetings and action thereon.

     (5) Reports.

     (6) If an annual meeting, or a special meeting called for that purpose, the election of directors.



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     (7) Unfinished business.

     (8) New business.

     (9) Adjournment.

Section 10. Removal of Directors.

     At any special meeting of the stockholders called in the manner provided for by this Article, the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, may remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of his or their terms.

Section 11.  Informal Action by Stockholders.

     Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon and such consent is filed with the records of stockholders' meetings.


                                   ARTICLE II.

                                    Directors

Section 1. Powers and Qualifications.

     The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the charter or by these Bylaws. A director shall be a stockholder of the Corporation and shall take any oath required by law. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

Section 2. Number; Term of Office; Removal.

     The number of directors of the Corporation shall be not less than five, nor more than thirty, the exact number within such minimum and maximum limits to be fixed and determined from time to timely resolution of the stockholders at any meeting thereof. The first directors of the Corporation shall hold their office until the first annual meeting of the Corporation, or until their successors are elected and qualify, and thereafter the directors shall hold office until the next succeeding annual meeting of the stockholders, or until their successors are elected and qualify. A director may be removed from office as provided in
Article I, Section 10 of these Bylaws.

Section 3. Annual Meeting; Regular Meetings.

     As soon as practicable after each annual meeting of stockholders, but in any event within 15 days thereof, the Board of Directors shall meet for the purpose of organization and the transaction of other business. No notice of the annual meeting of the Board of Directors need be given if it is held immediately following the annual meeting of stockholders and at the same place. Regular meetings of the Board of Directors shall be held on the third Thursday of each month. When any such regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day. The Board of Directors may change the time and place of its regular meetings from time to time. All annual and regular meetings shall be general meetings, and any business may be transacted thereat.

Section 4. Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman of the Board or the President,


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or by 3 or more  directors.  There shall be at least three days prior  notice of any special meeting.

Section 5. Quorum; Voting.

     A majority of the Board of Directors shall constitute a quorum for the transaction of the business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding ten days at any one time or 60 days in all, without notice other than by announcement at the meeting, until a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Charter or Bylaws, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.

Section 6. Notice of Meetings.

     Notice of the time and place of every regular and special meeting of the Board of Directors shall be given to each director in the manner provided in
Section 2 of the Article IX hereof. Subsequent to each Board meeting, and as soon as practicable thereafter, each director shall be furnished with a copy of the minutes of said meeting. At least 24 hours' notice shall be given of all meetings. The purpose of any meeting of the Board of Directors need not be stated in the notice.

Section 7. Vacancies.

     (a) If the office of a director becomes vacant for any reason, such vacancy may be filled by the Board by a vote of a majority of directors then in office, although such majority is less than a quorum.

     (b) If the entire Board of Directors shall become vacant, any stockholder may call a special meeting of stockholders in the same manner that the Chairman of the Board or the President may call such meeting, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

     (c) A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualified. A director elected by the stockholders to fill a vacancy shall serve for the unexpired term and until his successor is elected and qualified.

Section 8. Rules and Regulations.

     The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Maryland or these Bylaws or the Charter.

Section 9. Executive Committee.

     The Board of Directors may designate an Executive Committee, composed of at least three directors, from among its members. The Executive Committee shall hold office at the pleasure of the Board of Directors. Between sessions of the Board of Directors, such Committee shall have all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except those powers specifically denied by law. If any position on the Executive Committee becomes vacant, or if the number of members is increased, such vacancy may be filled by the Board of Directors. The taking of any action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session at the time of such action. The Executive Committee shall hold formal meetings and keep minutes of all its proceedings and shall submit such minutes at the next regular meeting of the Board of Directors at which a quorum is present. Any action taken by the Executive Committee within the limits permitted by law shall have the force and effect of Board action unless and until revised or altered by the Board. The presence of not less than a majority of the Committee shall be necessary to constitute a quorum. Action may be taken without a meeting if unanimous written consent is signed by all of the members of the


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Committee,  and if such consent is filed with the records of the Committee.  The
Executive Committee shall have the power to elect one of its members to serve as its Chairman unless the Board of Directors shall have designated such Chairman.

Section 10. Audit Committee.

     There shall be an Audit Committee composed of not less than three directors whose duty it shall be to make an examination every twelve months into the affairs of the Corporation, and to report the result of such examination in writing to the Board at its next regular meeting. Such report shall state whether the Corporation is in a sound condition and whether adequate internal audit controls and procedures are being maintained, and shall recommend to the Board such changes in the manner of doing business or conducting the affairs of the Corporation as shall be deemed advisable.

Section 11. Nominating Committee.

     There shall be a Nominating Committee composed of not less than two directors whose duty it shall be to identify the qualified individuals who would be willing to serve as directors of the Corporation from proposed candidates submitted to it in writing by any stockholder. The Nominating Committee shall also review annually the performance of directors. On the basis of its review of the performance of directors and its evaluation of names submitted to it, the Nominating Committee shall recommend nominees to the Board of Directors for directors. The Nominating Committee shall not be required to give any stockholder an explanation of its actions with respect to any proposed candidate for director submitted to it.

Section 12. Board of Advisors.

     The Board of Directors may create a Board of Advisors of the Corporation (or several such boards) to provide the directors with suggestions regarding the policies and operations of the Corporation. Such Board of Advisors, if created, shall consist of members of the community in the market served or proposed to be served by the Corporation, appointed by the Board of Directors. The power of such Board of Advisors shall be advisory only and the Board of Advisors shall have no authority except to convey its views regarding the policies and operation of the Corporation to the directors, who shall be free to accept or reject such suggestions in whole or in part, in their sole discretion. Such Board of Advisors shall be a self-governing board, which shall elect officers and determine its schedule of meetings. A Board of Advisors shall have such number of members as the Board of Directors may determine, which number may be increased or decreased by the Board of Directors. Any member of a Board of Advisors may be removed, with or without cause, by a majority vote of the Board of Directors.

Section 13. Compensation.

     The directors may receive a stated salary for their services, and/or a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting. The stated salary and attendance fee, if any, shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor. The directors may also be provided such other form of reasonable compensation from time to time as may be permitted by law and determined by resolution of the Board.

Section 14. Place of Meetings.

     Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. Subject to the provisions of Article II, Section 3 of these Bylaws, the time and place of meeting may be fixed by the party making the call.

Section 15. Informal Action by the Directors.

     Any action required or permitted to be taken at any meeting of the Board or a committee thereof may be


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taken  without a meeting,  if a written  consent to such action is signed by all members of the Board or committee thereof and such consent is filed with the minutes of the Board or such committee.


                                  ARTICLE III.

                                    Officers

Section 1. In General.

     The Board of Directors may choose a Chairman of the Board and a Vice Chairman from among the directors. The Board of Directors shall elect a President, one or more Vice Presidents, a Treasurer, a Secretary, and such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and other subordinate officers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as the Board may deem proper. In its discretion, the Board of Directors may leave unfilled any offices except those of President, Treasurer and Secretary.

Section 2. Chairman of the Board.

     The Chairman of the Board, if one is elected, shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. He shall preside over the meetings of the Board and of the stockholders at which he is present. He shall be the Chief Executive Officer of the Corporation if so designated by resolution of the Board.

Section 3. Vice Chairman.

     The Vice Chairman, if one is elected, shall preside over meetings of the Board and the stockholders in the absence of the Chairman of the Board. He shall assist the Chairman of the Board in the implementation of the policies determined by the Board of Directors and the administration of the business affairs of the Corporation.

Section 4. President.

     The President shall have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. In the absence of a Chairman of the Board and a Vice Chairman of the Board, he shall preside over the meetings of the Board and of the stockholders at which he shall be present, and shall perform such other duties as may be assigned to him by the Board of Directors or the Executive Committee. The President shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. He shall perform such other duties as the Board of Directors may direct. He shall be the Chief Executive Officer of the Corporation unless the Chairman of the Board is so designated by resolution of the Board.

Section 5. Vice Presidents.

     The Vice Presidents, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of the President in his absence. They may perform such other duties as may be prescribed by the Board of Directors or the Executive Committee or the President.

Section 6. Treasurer.

     The Treasurer shall be the chief financial officer of the Corporation and shall have general supervision over its finances. He shall perform such other duties as may be assigned to him by the Board of Directors or the



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President.  If required by resolution of the Board, he shall furnish bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of his duties as the Board of Directors may from time to time require, the cost of such bond to be defrayed by the Corporation.

Section 7. Secretary.

     The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. He shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same together with the minutes of the meeting of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder, during reasonable business hours. He shall perform such other duties as may be assigned to him by the Board of Directors.

Section 8. Other Officers.

     The Board of Directors may designate from time to time Assistant Vice Presidents, Assistant Treasurers and Secretaries and such other officers as may from time to time appear to the Board of Directors desirable to transact the business of the Corporation. Such Officers shall perform such duties as may pertain to their respective office or from time to time be assigned to them by the Board of Directors, the Chairman of the Board, or the President.

Section 9. Compensation; Removal; Vacancies.

     The Board of Directors shall have power to fix the Compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors shall have the power at any regular or special meeting to remove any officer, if in the judgment of the board the best interests of the Corporation will be served by such removal. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

Section 10. Substitutes.

     The Board of Directors may, from time to time in the absence of any one of its officers or at any other time, designate any other person or persons on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by an regular officer.


                                   ARTICLE IV.

                                   Resignation

     Any director or officer may resign his office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.


                                   ARTICLE V.

                             Commercial Paper, Etc.

     All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, mortgages, deeds, conveyances and transfers or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by any one or more of the following officers as the Board of



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Directors may from time to time designate,  i.e., the chairman of the Board, the
President, any Vice President, or the Treasurer, or by such other person or persons as the Board of Directors or Executive Committee may from time to time designate. The provisions of this Article V are supplementary to any other provisions of these Bylaws.


                                   ARTICLE VI.

                                   Fiscal Year

     The fiscal year of the Corporation shall be the calendar year.


                                  ARTICLE VII.

                                      Seal

     The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the right and power to attest to the corporate seal. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word "(SEAL)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.


                                  ARTICLE VIII.

                                      Stock

Section 1. Issue.

     Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned by him in the Corporation. Each certificate shall be signed by the Chairman of the Board, the President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and sealed with the seal of the Corporation. The signatures of the Corporation's officers and its corporate seal appearing on stock certificates may be facsimiles. Stock certificates shall be in such form not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer  of  the  Corporation,  whether  by  reason  of  death,  resignation  or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.

Section 2. Transfers.

     The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.

Section 3. Record Dates for Dividends and Stockholders' Meeting.

     The Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of stockholders, andy dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders on record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of



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stockholders, the record date shall be fixed not less than ten days prior to the date of the meeting.

Section 4. New Certificates.

     In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon indemnity to the Corporation against loss and upon such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                                   ARTICLE IV.

                                     Notice

Section 1. Notice to Stockholders.

     Whenever by law or these Bylaws notice is required to be given to any stockholder, other than by publication, such notice shall be in writing and may be given to each stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.

Section 2. Notice to Directors and Officers.

     Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer, by telephone communication with such director or officer personally, by telegram, cablegram or radiogram, addressed to such director or officer at his then address or at his address as it appears on the books of the Corporation, or by depositing the same in writing in the post office or in a letter box in a postage paid, sealed wrapper addressed to such director or officer at his address as it appears on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice, and 48 hours after the time when such notice shall be mailed shall be deemed to be the time of the giving of such notice by mail.

Section 3. Waiver of Notice.

     Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.


                                   ARTICLE X.

                      Voting of Stock in Other Corporations

     Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President or Vice President or by proxy or proxies appointed by the President or a Vice President, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.



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                                   ARTICLE XI.

                                 Indemnification

     To the maximum extent permitted by the Maryland General Corporation Law and the Financial Institutions Article of the Annotated Code of Maryland as from time to time amended, the corporation shall indemnify its currently acting and its former directors and officers against any and all liabilities incurred in connection with their services in such capacities.


                                  ARTICLE XII.

                                   Amendments

     These Bylaws may be added to, altered, amended, repealed or suspended by a vote of a majority of the Board of Directors at any special meeting of the Board called for that purpose, or at any regular meeting of the Board.